                                                                    EXHIBIT 11.1

                       New Century Financial Corporation
                Statement Re Computation of Per Share Earnings

                                                        Nine Months Ended          Three Months Ended
                                                          September 30,               September 30,
                                                    -------------------------   -------------------------
                                                       1998          1997          1998          1997
                                                    -----------   -----------   -----------   -----------
Basic:

Net earnings                                        $22,333,000   $14,460,000   $ 8,608,000   $ 7,040,000
                                                    ===========   ===========   ===========   ===========

  Weighted average common shares outstanding         14,151,766     9,544,079    14,176,478    14,121,609
                                                    -----------   -----------   -----------   -----------

Earnings per share                                  $      1.58   $      1.52   $      0.61   $      0.50
                                                    ===========   ===========   ===========   ===========

Diluted:

Net earnings                                        $22,333,000   $14,460,000   $ 8,608,000   $ 7,040,000
                                                    ===========   ===========   ===========   ===========

Weighted average number of common and common
 equivalent shares outstanding:
  Weighted average common shares outstanding         14,151,766     9,544,079    14,176,478    14,121,609
  Dilutive effect of convertible preferred stock,
   stock options and warrants, after application        920,166     2,927,648       866,134     1,257,749
                                                    -----------   -----------   -----------   -----------
                                                     15,071,932    12,471,727    15,042,612    15,379,358
                                                    ===========   ===========   ===========   ===========
Earnings per share                                  $      1.48   $      1.16   $      0.57   $      0.46
                                                    ===========   ===========   ===========   ===========